COMMUNITY SAVINGS, F. A.
                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN


1.       PURPOSE

         The purpose of the Community Savings, F. A. 1995 Stock Option Plan (the "Plan") is to advance the interests of Community Savings, F. A. (the "Association") and its shareholders by providing Employees of the Association and its affiliates, including ComFed, M. H. C., the mutual holding company of the Association (the "Company"), and the Stock Holding Company upon whose judgment, initiative and efforts the successful conduct of the business of the Association and its affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2.       DEFINITIONS

         "AFFILIATE" means any "parent corporation" or "subsidiary corporation" of the Association, as such terms are defined in Section 424(e) or 424(f), respectively, of the Internal Revenue Code of 1986, as amended.

         "AWARD" means an Award of Nonstatutory Stock Options, Incentive Stock Options, and/or Limited Rights granted under the provisions of the Plan.

         "BENEFICIARY" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

         "BOARD OF DIRECTORS" means the Board of Directors of the Association, or in the event of a Conversion Transaction, the Stock Holding Company.

         "CHANGE IN CONTROL" means:

         (1) a reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Association, the Company or the Stock Holding Company, or a similar transaction in which the Association, the Company or the Stock Holding Company is not the resulting entity;

         (2) individuals who constitute the Incumbent Board of the Association, the Company, or the Stock Holding Company cease for any reason to constitute a majority thereof; or

         (3) a change in control within the meaning of 12 C.F.R. Section 574.4, as determined by the board of directors of the Association, the Company or the Stock Holding Company;

         (4) In the event that the Company converts to the Stock Holding Company on a stand-alone basis, a "change in control" of the Association or the Stock Holding Company (a) shall mean an event of a nature that would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or results in a Change in Control of the Association or the Stock Holding Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, (b) without limitation shall be deemed to have occurred at such time as
(i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange
Act) other than the Stock Holding Company is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities

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of the Association or the Stock Holding Company representing 25% or more of the
Association's or the Stock Holding Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Association received by the Stock Holding Company in connection with the Reorganization or a Conversion Transaction and any securities purchased by the Association's employee stock ownership plan and trust shall not be counted in determining whether such plan is the beneficial owner of more than 25% of the Association's or the Stock Holding Company's securities, (ii) a proxy statement soliciting proxies from shareholders of the Association or the Stock Holding Company, by someone other than the current management of the Association or the Stock Holding Company, seeking shareholder approval of a plan of reorganization, merger or consolidation of the Stock Holding Company or the Association or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Association or the Stock Holding Company, or (iii) a tender offer is made for 25% or more of the voting securities of the Association or the Stock Holding Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Association or the Stock Holding Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

         Notwithstanding the foregoing, a "Change in Control" of the Association or the Company shall not be deemed to have occurred if the Company ceases to own at least 51% of all outstanding shares of stock of the Association in connection with a conversion of the Company from mutual to stock form.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the Stock Benefits Committee of the Board of Directors consisting of at least three Outside Directors of the Association, the Stock Holding Company or the Company, and all of whom are and must be "disinterested directors" as that term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

         "COMMON STOCK" means the common stock of the Association, par value $1.00 per share, or, in the event of a Conversion Transaction, the Stock Holding Company.

          "CONVERSION TRANSACTION" means the conversion of the Company from the mutual to stock form of organization either on a stand-alone basis or in the context of a merger conversion, as contemplated by regulations of the OTS or any successor thereof.

         "DATE OF GRANT" means the actual date on which an Award is granted by the Committee.

         "DIRECTOR" means a member of the Board of Directors.

         "DISABILITY" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such employee's lifetime.

         "EMPLOYEE" means any person who is currently employed by the Association or an Affiliate, including officers.

         "FAIR MARKET VALUE" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market (as published by the Wall Street Journal, if published) on the day prior to such date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon; provided, however, that if the Common Stock is not reported on the Nasdaq National Market, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock

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have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee shall be authorized to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

         "INCENTIVE STOCK OPTION" means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to
Section 8.

         "INCUMBENT BOARD" means, in the case of (i) the Company or the Stock Holding Company, or (ii) the Association, the Board of Directors of the Company, the Stock Holding Company or the Association, respectively, on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or shareholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

         "LIMITED RIGHT" means the right to receive an amount of cash based upon the terms set forth in Section 9.

         "NONSTATUTORY STOCK OPTION" means an Option granted by the Committee to
(i) an Outside Director or (ii) to any other Participant and such option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in
Section 422 of the Code and the regulations thereunder.

         "OFFERING" means the initial public offering of the Common Stock of the Association.

         "OPTION" means Award granted under Section 7 or Section 8.

         "OUTSIDE DIRECTOR" means a Director who is not also an employee.

         "PARTICIPANT" means an Outside Director or an Employee of the Association or its Affiliates chosen by the Committee to participate in the Plan.

         "REORGANIZATION" means the reorganization of Community Savings, F. A. as a stock savings association and the establishment of the Company as its mutual holding company parent.

         "RETIREMENT" means, with respect to an Employee, a termination of employment which constitutes a retirement from employment with the Corporation or a Subsidiary Company upon the earlier to occur of (a) the earlier to occur of such individual having (i) attained age 65 or (ii) completed 30 "Years of Service" as such phrase is defined in the Corporation's Employee Stock Ownership Plan (the "ESOP") or (b) the later to occur of (i) such individual attaining age 55 or (ii) completing fifteen or more "Years of Service" as defined in the ESOP. With respect to Outside Directors, retirement means retirement from service on the Board of Directors of the Company, the Association or the Stock Holding Company or any successor thereto (including service as a director emeritus or an advisory director) after attaining the age of 65.

         "STOCK HOLDING COMPANY" means the holding company resulting from a stock conversion of the Company in a Conversion Transaction.

         "TERMINATION FOR CAUSE" means the termination of employment caused by the individual's personal dishonesty, willful misconduct, any breach of a fiduciary duty involving personal profit or intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, any of which results in material loss to the Association, the Company, or one of its Affiliates.

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3.       ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

         The Awards of Nonstatutory Options to Outside Directors under Section 7 of the Plan are intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934. Notwithstanding any term to the contrary appearing herein, unless permitted by Rule 16b-3(c)(2)(ii), neither the Committee nor the Board shall have the authority to determine the amount and price of securities to be awarded and/or timing of awards under Section 7 of the Plan to designated directors or categories of directors, which terms shall be set forth herein. To the extent any provision of the Plan or action by Plan administrators fails to comply with this subsection 3, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

4.       TYPES OF AWARDS

         Awards under the Plan may be granted in any one or a combination of (a) Incentive Stock Options as defined in Section 7; (b) Non-Statutory Stock Options as defined in Section 8; and (c) Limited Rights as defined herein in Section 9.

5.       STOCK SUBJECT TO THE PLAN

         Subject to adjustment as provided in Section 14, the maximum number of shares reserved for issuance under the Plan is ten percent (10%) of the shares of Common Stock of the Association sold in connection with the Stock Offering (or 237,986 shares). The maximum number of shares reserved for issuance to Employees is seven and one-half percent (7.5%) of the shares of Common Stock issued in connection with the Offering. The maximum number of shares reserved for issuance to Outside Directors is two and one-half percent (2.5%) of the shares of Common Stock issued in connection with the Offering.

         The shares of Common Stock represented by such options may be either authorized but unissued shares or shares previously issued and reacquired by the Association, the Stock Holding Company or the Company. To the extent that options or rights granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that options together with any related rights granted under the Plan terminate, expire or are cancelled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.

6.       ELIGIBILITY

         Officers and other employees of the Association or its Affiliates shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options and/or Limited Rights under the Plan. Directors who are not employees or officers of the Association or its affiliates shall not be eligible to receive Incentive Stock Options under the Plan. Outside Directors shall be eligible to receive only Nonstatutory Stock Options.

7.       NON-STATUTORY STOCK OPTIONS

         7.1      GRANT OF NON-STATUTORY STOCK OPTIONS

         (a) GRANTS TO OUTSIDE DIRECTORS. Each Outside Director who is serving in such capacity on the date of the Association's Offering and at the Effective Date of the Stock Option Plan, shall be granted Options to purchase 11,850 of Common Stock of the Association, subject to adjustment pursuant to
Section 14. Each person who becomes an Outside Director subsequent to the Effective Date of the Stock Option Plan, shall be

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granted Nonstatutory Stock Options to purchase 200 shares of the Common Stock, subject to adjustment pursuant to Section 14, to the extent shares remain available under this Stock Option Plan. Nonstatutory Stock Options granted under this Plan are subject to the terms and conditions set forth in this Section 7.

         (b) GRANTS TO EMPLOYEES. The Committee may, from time to time, grant Nonstatutory Stock Options to eligible Employees and, upon such terms and conditions as the Committee may determine, grant Nonstatutory Stock Options in exchange for and upon surrender of previously granted Awards under the Plan. Nonstatutory Stock Options granted under this Plan are subject to the terms and conditions set forth in this Section 7.

         (c) OPTION AGREEMENT. Each Option shall be evidenced by a written option agreement between the Association and the employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of this grant. The maximum number of shares subject to a Nonstatutory Option that may be awarded under the Plan to any Employee shall be 40,000.

         (d) PRICE. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall be determined by the Committee on the date the Option is granted. Except as provided below, such purchase price shall not be less than 100% of the Fair Market Value of the Association's or the Stock Holding Company's Common Stock on the date the Option is granted. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option granted in exchange for and upon surrender of previously granted awards shall be not less than 100% of the Fair Market Value of the Association's or the Stock Holding Company's Common Stock on the date the Option is granted, but in no event may the purchase price of any Non-Statutory Stock Option be less than the par value of the Common Stock. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Association or the Stock Holding Company at the Fair Market Value of such shares determined in the manner described in Section 2.

         (e) MANNER OF EXERCISE. Nonstatutory Stock Options granted under the Stock Option Plan shall vest to a Participant at the rate, to the extent and subject to such limitations as may be specified by the Committee. The vested Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President and Chief Executive Officer or the Secretary of the Association. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock of the Association or the Stock Holding Company at the Fair Market Value of such shares determined on the exercise date by the manner described in
Section 2 hereof. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

         (f) TERMS OF OPTIONS. The term during which each Non-Statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than 10 years and one day from the Date of Grant. The Nonstatutory Options shall be exercisable in installments, as determined by the Committee. The Committee shall determine the date on which each installment shall become exercisable. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable. The Committee, in its sole discretion, may accelerate the time at which any Non-Statutory Stock Option may be exercised in whole or in part. Notwithstanding the above, (i) in the event of a Change in Control of the Association, the Company or the Stock Holding Company, all Non-Statutory Stock Options shall become immediately vested and exercisable in full and (ii) all Non-Statutory Stock Options shall become immediately vested and exercisable in full on the date an Employee terminates his employment with the Company, the Association or the Stock Holding Company or an Outside Director terminates his service as an Outside Director as a result of his Retirement.

         (g) TERMINATION OF EMPLOYMENT OR SERVICE. Upon the termination of an Employee's employment or upon termination of an Outside Director's service for any reason other than Disability, death, Termination for Cause, Change in Control or Retirement, the Employee's or Outside Director's Non-Statutory Stock

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Options shall be exercisable only as to those shares that were immediately purchasable by the Employee or Outside Directors at the date of termination and only for a period of one year following termination. In the event of Termination for Cause, all rights under his Non-Statutory Stock Options shall expire upon termination. In the event of the death or Disability of any Employee or Outside Director, all Non-Statutory Stock Options held by such Employee or Outside Director, whether or not exercisable at such time, shall be exercisable by such person or his legal representatives or beneficiaries for one year following the date of his death or cessation of employment or service due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term. Notwithstanding the above, all Non-Statutory Options held by a Participant whose employment as an Employee or service as an Outside Director terminates following a Change in Control of the Association, the Stock Holding Company or the Company shall be exercisable for one year following such termination of employment or service.

8.       INCENTIVE STOCK OPTIONS

         8.1      GRANT OF INCENTIVE STOCK OPTIONS

         The Committee, from time to time, may grant Incentive Stock Options to eligible Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

         (a) OPTION AGREEMENT. Each Option shall be evidenced by a written option agreement between the Association and the Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of this grant.

         (b) PRICE. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Association's or the Stock Holding Company's Common Stock on the date the Incentive Stock Option is granted. However, if an Employee owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Association or the Stock Holding Company (or under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Association or its Affiliates by reason of the ownership of such classes of common stock directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Association's or the Stock Holding Company's Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Association or the Stock Holding Company. If previously acquired shares of common stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of exercise of the Incentive Stock Option.

         (c) MANNER OF EXERCISE. Incentive Stock Options granted under the Stock Option Plan shall vest to a Participant at the rate, to the extent and subject to such limitations as may be specified by the Committee. The vested Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President and Chief Executive Officer or the Secretary of the Association, provided, however, that no Options shall be exercisable prior to approval of the Plan by shareholders. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock of the Association. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise of the Incentive Stock Option.

         (d) AMOUNT OF OPTIONS. Incentive Stock Options may be granted to any eligible Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding the above, the maximum number of shares that may be subject to an Incentive Stock Option awarded under the Plan to any Employee shall be 40,000. In granting Incentive Stock Options the Committee shall consider the position and

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responsibilities of the eligible Employee, the length and value of his or her service to the Association, the compensation paid to the Employee and the Committee's evaluation of the performance of the Association according to measurements that include, among others, key financial ratios, levels of classified assets, and independent audit findings. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 8.1(d) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

         (e) TERM OF OPTIONS. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any Employee, at the time an Incentive Stock Option is granted to him, owns Common Stock representing more than 10% of the total combined voting power of the Association or its Affiliates (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable during his lifetime only by the Employee to which it is granted.

         The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. To the extent required by Section 422 of the Code, the aggregate fair market value (determined at the time the Option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Association and its Affiliates) shall not exceed $100,000. The Committee, in its sole discretion, may accelerate the time at which any Incentive Stock Option may be exercised in whole or in part; provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Association, the Stock Holding Company or the Company, all Incentive Stock Options shall become immediately vested and exercisable in full unless the fair market value of the amount exercisable as a result of a Change in Control shall exceed $100,000 (determined as of the date of grant). In such event, the first $100,000 of Incentive Stock Options (determined as of the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Nonstatutory Stock Options. In addition, notwithstanding the foregoing, all Incentive Stock Options shall become immediately vested and exercisable in full on the date an Employee terminates his employment with the Company, the Association or the Stock Holding Company as a result of his Retirement; provided, however, if the fair market value of the additional amount of Incentive Stock Options that will become immediately exercisable as a result of such Retirement shall exceed $100,000 (determined as of the date of grant), that amount of additional Incentive Stock Options that shall become exercisable that exceeds $100,000 shall be exercisable as Non-Statutory Stock Options.

         (f) TERMINATION OF EMPLOYMENT. Upon the termination of an Employee's employment for any reason other than Disability, Change in Control, death, Retirement, Change in Control or Termination for Cause, his Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by him at the date of termination and only for a period of three months following termination. In the event of Termination for Cause all rights under his Incentive Stock Options shall expire upon termination.

         In the event of death or Disability of any Employee, all Incentive Stock Options held by such Employee, whether or not exercisable at such time, shall be exercisable by such Employee or his legal representatives or beneficiaries for one year following the date of his death or cessation of employment due to Disability. Upon termination of an Employee's service following a Change in Control, all Incentive Stock Options held by such Employee shall be exercisable for a period of one year following the date of his cessation of employment; provided,

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however, that such Option shall not be eligible for treatment as an Incentive
Stock Option in the event such Option is exercised more than three months following the date of termination subsequent to the Change in Control. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

         (g) COMPLIANCE WITH CODE. The Options granted under this Section 8 of the Plan are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, but neither the Association nor the Stock Holding Company makes any warranty as to the qualification of any Option as an incentive stock option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code and such failure is not or cannot be cured, such Option shall be a Nonstatutory Stock Option.

9.       LIMITED RIGHTS

          9.1     GRANT OF LIMITED RIGHTS

         The Committee may grant a Limited Right simultaneously with the grant of any Option to any Employee of the Association or an Affiliate, with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

         (a) TERMS OF RIGHTS. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Association, the Company or the Stock Holding Company.

         The Limited Right may be exercised only when the underlying Option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

         Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

         (b) PAYMENT. Upon exercise of a Limited Right, the holder shall promptly receive from the Association an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a Change of Control in which pooling accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Association or the Stock Holding Company, or in the event of a merger transaction, for shares of the acquiring corporation, or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.

10.      SURRENDER OF OPTION

         In the event of a Participant's termination of employment or termination of service as a result of death or Disability, the Participant (or his personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Association of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment and the exercise price per share of the Option on the Date of Grant. Whether the Association accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Association is under no obligation to any Participant whatsoever to make such payments. In the event that the Association accepts such application and

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determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

11.      RIGHTS OF A SHAREHOLDER; NON-TRANSFERABILITY

         An optionee shall have no rights as a shareholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Association or its Affiliates or to continue to perform services for the Association or its Affiliates or interferes in any way with the right of the Association or its Affiliates to terminate his services as an officer or other employee at any time.

         No Award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the optionee, or by a guardian or legal representative.

12.      AGREEMENT WITH GRANTEES

         Each Award of Options, and/or Limited Rights will be evidenced by a written agreement, executed by the Participant and the Association or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

13.      DESIGNATION OF BENEFICIARY

         A Participant, with the consent of the Committee, may designate a person or persons to receive, in the event of death, any Option or Limited Rights Award to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Association and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.

14.      DILUTION AND OTHER ADJUSTMENTS

         In the event of any change in the outstanding shares of Common Stock of the Association by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, including, but not limited to, the conversion of the Company and the formation of the Stock Holding Company in connection therewith as part of a Conversion Transaction or other increase or decrease in such shares without receipt or payment of consideration by the Association, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

         (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

         (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

         (c) subject to Section 8.1(b) hereof, adjustments in the purchase price of outstanding Incentive and/or Non-Statutory Stock Options, or any Limited Rights attached to such options.

         No such adjustments, however, may change materially the value of benefits available to a Participant under a previously granted Award.

15.      LIMITATIONS UPON EXERCISE OF OPTIONS

         Notwithstanding any other provision of the Plan, so long as the Company remains in the mutual form of organization and so long as any applicable statute or regulation requires the Company to own at least a majority of

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the outstanding Common Stock of the Association, an Option granted under this
Plan may not be exercised if the exercise of such an Option would result in the Company owning less than a majority of the Common Stock of the Association. Nothing herein shall preclude the Association from issuing additional authorized but unissued shares of Common Stock to the Company to allow for the exercise of options which would otherwise have resulted in the Company owning less than a majority of the Common Stock of the Association.

16.      TREATMENT OF OPTIONS IN THE EVENT OF A CONVERSION TRANSACTION

         In the event that the Company converts to stock form in a Conversion Transaction ("Stock Holding Company"), any Options outstanding shall, at the option of the holder, (i) be convertible into Options for Common Stock of the Stock Holding Company, or (ii) be exercised by the holder prior to the effective date of the Conversion Transaction and the holder shall be entitled to exchange, in the same manner as other minority shareholders of the Association, the shares of Common Stock of the Association received upon such exercise for shares of Common Stock of the Stock Holding Company. If for any reason such options are not to be converted or such shares are not exchanged, the holders of Options under this plan shall receive cash payment for the shares of stock represented by the Options in an amount equal to the fair market value of the underlying Options or the initial offering price of the Common Stock of the Stock Holding Company for which the Common Stock underlying the Option would otherwise be exchanged, less the original exercise price of such options and, with respect to options that have been exercised, the Stock Holding Company shall redeem such shares for cash in the same manner as such redemption would occur for other minority shareholders of the Association. Any exchange, conversion of Options, or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate regulatory authorities.

17.      WITHHOLDING

         There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.

18.      AMENDMENT OF THE PLAN

         The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if necessary to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3, the approval by a majority of the shares represented in person or by proxy shall be required for any such modification or amendment that:

         (a) increases the maximum number of shares for which options may be granted under the Plan (SUBJECT, HOWEVER, to the provisions of Section 14 hereof);

         (b) reduces the exercise price at which Awards may be granted (SUBJECT, HOWEVER, to the provisions of Sections 8.1(a) and 14 hereof):

         (c) extends the period during which options may be granted or exercised beyond the times originally prescribed (subject, however, to the provisions of Section 8.1(a) hereof); or

         (d)      changes the persons eligible to participate in the Plan.

         Failure to ratify or approve amendments or modifications to subsections
(a) through (d) of this Section 18 by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

         No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

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19.      APPROVAL BY SHAREHOLDERS

         The Plan shall be approved by shareholders of the Association within 12 months after the Plan has been adopted. No Options granted pursuant to the Plan shall be exercisable prior to such shareholder approval.

20.      EFFECTIVE DATE OF PLAN

         The Plan shall become effective upon the date adopted by the Board of Directors, following the approval of shareholders (the "Effective Date").

21.      TERMINATION OF THE PLAN

         The right to grant Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date of the issuance of Common Stock or the date on which the exercise of Options or related rights equaling the maximum number of shares reserved under the Plan occurs as set forth in
Section 5 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time; provided that no such action will, without the consent of a Participant, affect adversely his rights under a previously granted Award.

22.      APPLICABLE LAW

         The Plan will be administered in accordance with the laws of the State of Florida.


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